                                                                       EXHIBIT 4

                                 AMENDMENT NO. 2

                                       TO

                          FIRST SUPPLEMENTAL INDENTURE

      THIS AMENDMENT NO. 2 dated as of November 2, 2004 (the "Amendment") to the FIRST SUPPLEMENTAL INDENTURE, dated as of July 20, 2001, as amended by Amendment No. 1 to the First Supplemental Indenture dated as of July 19, 2002 (the "SUPPLEMENTAL INDENTURE"), between MASCO CORPORATION, a Delaware corporation (the "ISSUER"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (successor in interest to Bank One Trust Company, National Association), as trustee (the "TRUSTEE").

                                   WITNESSETH:

      WHEREAS, the Issuer executed and delivered to the Trustee the Indenture dated as of February 12, 2001 (the "BASE INDENTURE"), providing for the issuance from time to time of the Issuer's senior debt securities;

      WHEREAS, the Issuer issued $1,901,360,000 aggregate principal amount at maturity of Zero Coupon Convertible Senior Notes Due 2031 (the "NOTES") under the Supplemental Indenture;

      WHEREAS, the Issuer desires to amend the terms of the Notes to remove the Issuer's right to pay the purchase price with shares of Common Stock when purchasing the notes at the option of the holder;

      WHEREAS, Sections 9.01(b) of the Base Indenture provides, among other things, that the Issuer, when authorized by a resolution of its Board of Directors certified to the Trustee, and the Trustee may enter into an indenture supplemental to the Base Indenture without the consent of any Holder to surrender any right or power conferred to the Company; and

      WHEREAS, all requirements necessary to make this Amendment a valid and binding instrument in accordance with its terms, have been duly performed and complied with, the execution and delivery of this Supplemental Indenture have been duly authorized in all respects and the Issuer has delivered to the Trustee an Officers' Certificate and Opinion of Counsel as required by Sections 1.02 and 9.03, respectively, of the Base Indenture.

      NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Notes:

                                   ARTICLE 1
                  DEFINITIONS; EFFECT OF SUPPLEMENTAL INDENTURE

      SECTION 1.01. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning assigned to such terms in the Supplemental Indenture, the Base Indenture and the Notes.

      SECTION 1.02. Effect of Supplemental Indenture. This Amendment is intended to amend and supplement the terms only of the Notes and shall not be construed to amend or supplement the terms of any Securities, other than the Notes, issued or to be issued under the Supplemental Indenture or the Base Indenture.

                                    ARTICLE 2
         AMENDMENTS TO CERTAIN PROVISIONS OF THE SUPPLEMENTAL INDENTURE

      Section 2.01. Amendments to Certain Provisions of the Supplemental Indenture. The Supplemental Indenture is hereby amended in the following respects:

      (a) The definition of "Cash" in Article Two is amended and restated as follows:

            "Cash" means U.S. legal tender.

      (b) The text of Sections 4.02, 4.03, and 4.04 of the Supplemental Indenture are hereby amended and restated as set forth in Schedule A hereto.

      (c) Exhibit A- Form of Note of the Supplemental Indenture is hereby amended as follows:

            (i) Paragraph 7 shall be amended and restated as set forth in Schedule B hereto.

            (ii) The "FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE" shall be amended and restated as set forth in Schedule C hereto.

                                   ARTICLE 3
                                  MISCELLANEOUS

      SECTION 3.01. Instruments to Be Read Together. This Amendment is an amendment to the First Supplemental Indenture, the Base Indenture and the Notes, and the Base Indenture, the First Supplemental Indenture, the Notes and this Amendment shall henceforth be read together.

      Section 3.02. Confirmation. The Base Indenture, the First Supplemental Indenture and the Notes, as amended and supplemented by this Amendment, are in all respects confirmed and preserved.

      SECTION 3.03. New York Law to Govern. This Amendment shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

      SECTION 3.04. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      Section 3.05. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      Section 3.06. Effectiveness. This Amendment shall become effective when executed and delivered by the Issuer and the Trustee.

      Section 3.07. Successors and Assigns of Issuer Bound by Supplemental Indenture. All the covenants, stipulations, promises and agreements in this Amendment contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

      Section 3.08. Severability. In case any provisions in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 3.09. Benefits of the Agreement. Nothing in this Amendment, express or implied, shall give to any Person, other than the parties hereto and their successors under the Base Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim hereunder or under the Base Indenture, the Supplemental Indenture or Notes.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                  MASCO CORPORATION

                                  By: /s/ Timothy Wadhams
                                      ------------------------------------------
                                      Timothy Wadhams
                                      Senior Vice President and
                                      Chief Financial Officer

                                  J.P. MORGAN TRUST COMPANY, NATIONAL
                                  ASSOCIATION (successor in interest to Bank One Trust Company, National Association), as Trustee

                                  By: /s/ Benita A. Pointer
                                      ------------------------------------------
                                      Name:  Benita A. Pointer
                                      Title: Assistant Vice President

                                   SCHEDULE A

      Section 4.02. Purchase at Option of the Holder upon a Fundamental Change.

      (a) If a Fundamental Change shall occur at any time prior to July 20, 2002, each Holder of Notes shall have the right, at such Holder's option, to require the Company to purchase such Holder's Notes on the date (the "Fundamental Change Purchase Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 95 days after the date of the Fundamental Change. The Notes shall be purchased in integral multiples of $1,000 of Principal Amount. The Company shall purchase such Notes for Cash at a price (the "Fundamental Change Purchase Price") equal to the Accreted Value on the Fundamental Change Purchase Date. No Notes may be purchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Purchase Price of all such Notes.

      (b) The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such Notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Notes a Notice (a "Fundamental Change Purchase Notice") of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 4.03(e), on or before the 30th day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Trustee a copy of such Notice.

      (c) For a Note to be so purchased at the option of the Holder, the Paying Agent must receive such Note with the form entitled "Fundamental Change Purchase Notice" on the reverse thereof duly completed, together with such Note duly endorsed for transfer, on or before the 60th day after the Fundamental Change Purchase Notice is delivered; provided, however, if the Notes are in book-entry form such transfer shall be made in accordance with the customary practices of the depository. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for redemption shall be determined by the Company, whose determination shall be final and binding.

      Section 4.03. Purchase of Notes at the Option of the Holder.

      (a) Purchase of Notes at the Option of the Holder. On each of July 20, 2002, April 20, 2004, January 20, 2005, January 20, 2007, July 20, 2011, July
20, 2016, July 20, 2021 and July 20, 2026 (each, a "Purchase Date"), at the purchase price specified in paragraph 7 of the Notes (each, a "Purchase Price"), a Holder of Notes shall have the option to require the Company to purchase any outstanding Notes, upon:

            (i) delivery to the Paying Agent by the Holder of a written Notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 30 Business Days prior to a Purchase Date until the close of business on such Purchase Date, stating:

                  (A) if certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased;

                  (B) the portion of the Principal Amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount or a multiple thereof; and

                  (C) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Supplemental Indenture.

            (ii) delivery or book-entry transfer of such Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.03 only if the Note so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

      (b) Procedures. The Company shall purchase from the Holder thereof, pursuant to this Section 4.03, a portion of a Note if the Principal Amount of such portion is $1,000 or a multiple of $1,000 if so requested by the Holder. Provisions of this Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

      Any purchase by the Company contemplated pursuant to the provisions of
Section 4.02 or this Section 4.03 shall be consummated by the delivery of Cash (together with accrued and unpaid contingent interest, if any) promptly following the later of the Purchase Date and the time of delivery or book-entry transfer of the Note.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice or Fundamental Change Purchase Notice contemplated by Section 4.02 or Section 4.03(a) shall have the right at any time prior to the close of business on the Purchase Date or Fundamental Change Purchase Date to withdraw such Purchase Notice or Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.04(a).

      The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or Fundamental Change Purchase Notice or written notice of withdrawal thereof.

      (c) Delivery of Officers' Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

            (i)   the information required by Section 4.03(e); and

            (ii) whether the Company desires the Trustee to give the Company Notice required by Section 4.03(e).

      (d) Purchase with Cash. The Purchase Price or Fundamental Change Purchase Price of Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice pursuant to Section 4.02 or Section 4.03(a) has been given, or a specified percentage thereof, shall be paid by the Company with Cash equal to the aggregate Purchase Price or Fundamental Change Repurchase Price, or such specified percentage thereof, as the case may be, of such Notes.

      (d) Notice. The Company shall send a notice (a "Company Notice") to the Holders (and to beneficial owners if required by applicable law) at their addresses shown in the Note register maintained by the Registrar, and delivered to the Trustee, not less than 30 Business Days prior to the Purchase Date (the "Company Notice Date") or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be. Such Company Notice shall state that payments shall be made in Cash and shall include a form of Purchase Notice or Fundamental Change Repurchase Notice to be completed by a Holder and shall state:

            (i) the Purchase Price, the Fundamental Change Purchase Price, the Conversion Rate and, to the extent known at the time of such Notice, the amount of contingent interest, if any, that will be payable with respect to the Notes on the Purchase Date;

            (ii) the name and address of the Paying Agent and the Conversion Agent;

            (iii) that Notes as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

            (iv) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price and contingent interest, if any;

            (v) that the Purchase Price or Fundamental Change Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn, together with any accrued contingent interest payable with respect thereto, shall be paid promptly following the later of the Purchase Date or Fundamental Change Purchase Date and the time of surrender of such Note as described in (iv);

            (vi)  the procedures the Holder must follow under Section 4.02 and
      Section 4.03;

            (vii) briefly, the conversion rights of the Notes;

            (viii) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price and contingent interest, if any, Accreted Value and interest (including contingent interest), if any, on Notes covered by any Purchase Notice or Fundamental Change Purchase Notice (or interest, if the Notes have been converted into Cash Pay Notes pursuant to Section 4.08 of this Supplemental Indenture, if any) will cease to accrue on and after the Purchase Date or the Fundamental Change Purchase Date, as the case may be;

            (ix)  the CUSIP or ISIN number of the Notes; and

            (x) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice.

      At the Company's request and at the Company's expense, the Trustee shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

      (e) Covenants of the Company. All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

      The Company shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

      (f) Procedure upon Purchase. On or before 11:00 a.m. (New York City time) on the Business Day immediately following the Purchase Date or Fundamental Change Purchase Date (or on April 26, 2004 for the April 20, 2004 Purchase
Date), the Company shall deposit with the Paying Agent Cash sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price of, and any accrued and unpaid contingent interest with respect to, the Notes to be purchased pursuant to this Section 4.03. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Purchase Price or Fundamental Change Purchase Price of such Note on the Business Day following the Purchase Date or Fundamental Change Purchase Date, then, on and after such date, such Note shall cease to be outstanding and Accreted Value on such Note shall cease to accrue, whether or not book-entry transfer of such Note is made or such Note is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon delivery or transfer of the Note).

      (g) Taxes. Nothing herein shall preclude any income tax withholding required by law or regulations.

      Section 4.04. Further Conditions for Purchase at the Option of Holders upon a Fundamental Change and Purchase of Notes at the Option of the Holder.

      (a) Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 4.03(a) or Section 4.02(c), as applicable, the Holder of the Note in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest, if any, with respect to such Note. Such Purchase Price or Fundamental Change Purchase Price and contingent interest, if any, shall be paid to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 4.03(a) or Section 4.02(c), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.03(a) or Section 4.02(c), as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be), unless such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

      A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

            (i) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted;

            (ii) the Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted; and

            (iii) the Principal Amount, if any, of the Notes which remain subject to the original Purchase Notice or Company Fundamental Change Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

      A written notice of withdrawal of a Purchase Notice or Fundamental Change Purchase Notice may be in the form of a conditional withdrawal containing the information set forth in the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

      There shall be no purchase of any Notes pursuant to Section 4.02 or
Section 4.03 or redemption pursuant to Section 4.01 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice or Fundamental Change Purchase Notice, as the case may be, or the giving by the Company of the required Redemption Notice, and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to all such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to all such Notes) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

      (b) Notes Purchased in Part. Any Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not purchased or redeemed.

      (c) Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 4.02 or 4.03, the Company shall (i) comply with Rules 13e-4 and 14e-1 (which terms, as used herein, include any successor provision thereto) under the Exchange Act, if applicable; (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 4.02 and 4.03 to be exercised in the time and in the manner specified in Sections 4.02 and 4.03.

      (d) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any Cash remains unclaimed as provided in paragraph 14 of the Notes, together with interest that the Trustee has agreed to pay on the Cash held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be, or contingent interest, if any; provided, however, that to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 4.04(b) exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of, and any accrued and unpaid contingent interest with respect to, the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee has agreed to pay, if any, while such Cash is held by the Trustee or the Paying Agent.

                                   SCHEDULE B

      7. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

      Subject to the terms and conditions of the Indenture, a Holder of Notes shall have the option to require the Company to purchase the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount, plus, in the case of purchases after July 20, 2007, accrued and unpaid contingent interest, if any, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 30 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price for any purchase only in Cash.

The purchase price of a Note will be:

      -     $406.88 per Note on July 20, 2002;

      -     $429.57 per Note on April 20, 2004

      -     $439.67 per Note on January 20, 2005;

      -     $467.80 per Note on January 20, 2007;

      - $537.85 per Note on July 20, 2011, plus accrued and unpaid contingent interest, if any;

      - $628.06 per Note on July 20, 2016, plus accrued and unpaid contingent interest, if any;

      - $733.39 per Note on July 20, 2021, plus accrued and unpaid contingent interest, if any; and

      - $856.38 per Note on July 20, 2026, plus accrued and unpaid contingent interest, if any.

      Notes in denominations larger than $1,000 of Principal Amount may be purchased in part, but only in multiples of $1,000 of Principal Amount.

      If prior to a Purchase Date this Note has been converted to a Cash Pay Note, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

      If, prior to a Fundamental Change Purchase Date, the Notes were converted to Cash Pay Notes, the Fundamental Change Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid in Cash. Notes in denominations larger than $1,000 of Principal Amount may be redeemed in part in connection with a Fundamental Change, but only in multiples of $1,000 of Principal Amount.

      In addition to the Purchase Price payable with respect to all Notes or portions thereof to be purchased as of the Purchase Date, the Holders of such Notes (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in Cash promptly following the later of the Purchase Date and the time of delivery of such Notes to the Paying Agent pursuant to the Indenture.

      Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

      If Cash sufficient to pay a Fundamental Change Purchase Price or Cash sufficient to pay a Purchase Price (together with any accrued and unpaid contingent interest), with respect to all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day immediately following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, such Notes will cease to accrete and interest (including, where applicable, contingent interest), if any, will cease to accrue on such Notes (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, and, where applicable, accrued and unpaid contingent interest, if any, upon surrender or such Note).

                                   SCHEDULE C

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: Masco Corporation

      The undersigned registered holder of this Note hereby acknowledges receipt of a Notice from Masco Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase this Note, or the portion hereof (which is $1,000 Principal Amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

                                               _________________________________
                                                         Signature(s)

Fill in for registration of Notes if
to be issued other than to and
in the name of registered holder:

______________________________________
(Name)

______________________________________
(Street Address)

______________________________________
(City, state and zip code)

Please print name and address

                                            Principal Amount to be purchased (if
                                            less than all): $__,000

                                      C-1